UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 9, 2007

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)



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        Nevada                          000-49735               87-0642947
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)

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                               570 Del Rey Avenue
                               Sunnyvale, CA 94085

               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 636-1020

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240. 14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240. 14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240. 13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

     On April 9, 2007, Intraop Medical Corporation, or IntraOp, issued a warrant to purchase 100,000 shares of our common stock to E.U. Capital Venture, Inc. in consideration for advances under the amended and restated inventory and receivables purchase agreement by and among IntraOp, E.U. Capital Venture, Inc. and E.U.C. Holding. The warrant has a term of three years and an exercise price of $0.40 per share. The form of warrant is attached hereto as an exhibit.

     On April 9, 2007, we agreed to enter into a short-term unsecured note financing in an aggregate amount of up to $500,000. The notes are unsecured, bear interest at 10% per annum and are due and payable ninety days from date of issuance. Each holder of a note will receive a warrant to purchase that number of shares of our common stock equal to 20% of the face amount of the note divided by $0.40. The warrants have a term of three years and an exercise price of $0.40 per share. The form of short-term unsecured note and the form of warrant are attached hereto as exhibits. To date, we have issued $50,000 of such notes.

     On April 9, 2007, we entered into an agreement with Emerging Markets Consulting, LLC, or EMC, for EMC to provide certain investor relations services to IntraOp. Pursuant to the agreement, EMC will be paid $10,000 per month and will receive 100,000 shares of our common stock and a five-year warrant to purchase up to 100,000 shares of our common stock at an exercise price of $0.40 per share. The agreement has a term of six months. If the agreement is renewed for an additional six-month term, EMC will receive an additional 100,000 shares of our common stock and an additional five-year warrant to purchase up to 100,000 shares of our common stock at an exercise price of $1.00 per share. The form of agreement and form of warrant are attached hereto as exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms and sale of, and the financial obligations created by, the short-term unsecured notes.

Item 3.02.      Unregistered Sales of Equity Securities.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of (i) the warrants issued to E.U. Capital Venture, Inc., (ii) the warrants to be issued to the holders of the short-term unsecured notes and (iii) the shares of common stock and the warrants issued to EMC. The sale and issuance of the warrants and the shares of common stock were made pursuant to Section 4(2) of the Securities Act of 1933, as amended. Proceeds of the exercise price of warrants received by us will be used for general working capital purposes.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number
-------
4.16 Form of warrant issued to E.U. Capital Venture, Inc. and holders of the short-tem unsecured promissory notes

4.17            Form of warrant issued to EMC.

10.28           Form of short-term unsecured promissory note.

10.29 Agreement by and between the Registrant and Emerging Markets Consulting, LLC.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTRAOP MEDICAL CORPORATION


Date: April 13, 2007                    By: /s/ Howard Solovei
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                                            Howard Solovei
                                            Chief Financial Officer